Exhibit 99.1

Texas Roadhouse, Inc. Announces Quarterly Dividend

LOUISVILLE, Ky (May 13, 2022) – On May 12, 2022, Texas Roadhouse, Inc.’s (Nasdaq: TXRH) Board of Directors authorized the payment of a cash dividend of $0.46 per share of common stock. This payment will be distributed on June 24, 2022, to shareholders of record at the close of business on June 8, 2022.

About the Company

Texas Roadhouse is a casual dining concept that first opened in 1993 and today has grown to 670 restaurants system-wide in 49 states and ten foreign countries. For more information, please visit the Company’s Web site at www.texasroadhouse.com.

Forward-looking Statements

Certain statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements related to the potential impact of the COVID-19 pandemic, including reinstated dining room capacity restrictions or closures, and other non-historical statements. Such statements are based upon the current beliefs and expectations of the management of Texas Roadhouse. Actual results may vary materially from those contained in forward-looking statements based on a number of factors including, without limitation, conditions beyond its control such as weather, natural disasters, disease outbreaks, epidemics or pandemics impacting customers or food supplies; labor or supply chain shortages or limited availability of staff or product needed to meet our business standards; food safety and food-borne illness concerns; and other factors disclosed from time to time in its filings with the U.S. Securities and Exchange Commission. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors include but are not limited to those described under “Part I—Item 1A. Risk Factors” of the Annual Report on Form 10-K for the fiscal year ended December 28, 2021. These factors should not be construed as exhaustive and should be read in conjunction with other filings with the Securities and Exchange Commission. Investors should take such risks into account when making investment decisions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update any forward-looking statements, except as required by applicable law.

Contacts:

Investor Relations

Michael Bailen

(502) 515-7298

Media

Travis Doster

(502) 638-5457